                                                                   Exhibit 10.32

                                 LEASE AGREEMENT


                                 by and between


                     PHOENIX LIMITED PARTNERSHIP OF RALEIGH

                                    LANDLORD



                                       and



                                 SUMMUS LIMITED

                                     TENANT





                          Dated as of: August 12, 1999






                (C) 1999 Capital Associates. All rights reserved.

ARTICLE 1 - LEASED PREMISES ....................................................    1

   1.01     Leased Premises ....................................................    1


ARTICLE 2 - BASIC LEASE PROVISIONS .............................................    1

   2.01     Basic Lease Provisions .............................................    1


ARTICLE 3 - TERM AND POSSESSION ................................................    2

   3.01     Term ...............................................................    2

   3.02     Commencement .......................................................    2

   3.03     Tenant's Delay .....................................................    2

   3.04     Tenant's Possession ................................................    3

   3.05     Confirmation of Dates ..............................................    3

   3.06     Holdover ...........................................................    3


ARTICLE 4 - RENT AND SECURITY DEPOSIT ..........................................    3

   4.01     Base Rent ..........................................................    3

   4.02     Payment of Rent ....................................................    3

   4.03     Additional Rent ....................................................    3

   4.04     Operating Expense Adjustment .......................................    3

   4.05     Cost of Living Adjustment ..........................................    4

   4.06     Security Deposit/Letter of Credit ..................................    5

   4.07     Late Charge ........................................................    5


ARTICLE 5 - SERVICES ...........................................................    6

   5.01     Services ...........................................................    6


ARTICLE 6 - USE AND OCCUPANCY ..................................................    6

   6.01     Use ................................................................    6

   6.02     Care of the Leased Premises ........................................    6

   6.03     Entry for Repairs and Inspection ...................................    6

   6.04     Compliance with Laws; Rules of Building ............................    7

   6.05     Access to Building .................................................    7

   6.06     Peaceful Enjoyment .................................................    7


ARTICLE 7 - CONSTRUCTION, ALTERATIONS AND REPAIRS ..............................    7

   7.01     Construction .......................................................    7

   7.02     Alterations ........................................................    7

   7.03     Repairs by Landlord ................................................    8

   7.04     Repairs by Tenant ..................................................    8


ARTICLE 8 - CONDEMNATION, CASUALTY, INSURANCE AND INDEMNITY ....................    8

   8.01     Condemnation .......................................................    8

   8.02     Damages from Certain Causes ........................................    8

   8.03     Fire Clause ........................................................    8

   8.04     Tenant's Insurance Policies ........................................    9

   8.05     Hold Harmless ......................................................    9

   8.06     Waiver of Subrogation Rights .......................................    9

   8.07     Limitation of Landlord's Personal Liability ........................    9


ARTICLE 9 - LANDLORD'S LIEN, DEFAULT, REMEDIES AND SUBORDINATION ...............    9

   9.01     Intentionally Deleted ..............................................    9

   9.02     Default by Tenant ..................................................    9

   9.03     Non Waiver .........................................................   10

   9.04     Attorney's Fees ....................................................   10

   9.05     Subordination; Estoppel Certificate ................................   10

   9.06     Attornment .........................................................   10


ARTICLE 10 - ASSIGNMENT AND SUBLEASE ...........................................   11

   10.01    Assignment or Sublease .............................................   11

   10.02    Assignment by Landlord .............................................   11


ARTICLE 11 - NOTICES AND MISCELLANEOUS .........................................   11

   11.01    Notices ............................................................   11

   11.02    Miscellaneous ......................................................   11


ARTICLE 12 - ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES .....................   14

   12.01 ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES .........................   14

                                    EXHIBITS





A-1      -        FLOOR PLAN(S) OF THE LEASED PREMISES



A-2      -        THE LAND



B        -        ACCEPTANCE OF LEASED PREMISES MEMORANDUM



C        -        INTENTIONALLY DELETED



D        -        BUILDING RULES



E        -        FORM OF ESTOPPEL CERTIFICATE



F        -        HVAC SCHEDULE



G        -        RENEWAL OPTION



H        -        INTENTIONALLY DELETED



I        -        PARKING

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (this "Lease") is made and entered into on this 12 day of August, 1999, by and between PHOENIX LIMITED PARTNERSHIP OF RALEIGH, a Delaware limited partnership ("Landlord"), and SUMMUS LIMITED, a Delaware corporation ("Tenant"), on the terms and conditions set forth below.

                           ARTICLE 1 - LEASED PREMISES

         1.01     LEASED PREMISES.

         Landlord leases to Tenant and Tenant leases from Landlord the space (the "Leased Premises") set forth in Subsections (a) and (b) of the Basic Lease Provisions below and shown on the floor plan(s) attached hereto as EXHIBIT A-1 upon the terms and conditions set forth in this Lease. The office building in which the Leased Premises are located, the land on which the office building is located (described on EXHIBIT A-2 attached hereto), the parking facilities and all improvements and appurtenances to the building are collectively referred to as the "Building". The Building and any larger complex of which the Building is a part are collectively referred to as the "Project".

                       ARTICLE 2 - BASIC LEASE PROVISIONS

         2.01     BASIC LEASE PROVISIONS.

         The following provisions set forth various basic terms of this Lease and are sometimes referred to as the "Basic Lease Provisions".

          (a)      Building Name:                                      Two Hannover Square
                   Address:                                            434 Fayetteville Street Mall
                                                                       Raleigh, North Carolina  27601

          (b)      Floor(s)                                            Sixth
                   Suite #:                                            600
                   Square Feet Area:                                   17,189; provided, however, Tenant shall pay Base Rent for a reduced amount of square footage as set forth in the chart below.  Commencing on October 1, 2001, Tenant shall pay Base
                                                                       Rent on the entire 17,189 square feet contained in the Leased
                                                                       Premises.  Notwithstanding the foregoing, Tenant's Operating
                                                                       Expense Adjustment shall be calculated based on the entire
                                                                       17,189 square footage.

                                                                                Date(s)                     Square Feet/Base
                                                                                                              Rent Payment
                                                                                                              Calculation
                                                                       -----------------------            --------------------
                                                                       10/1/99 through 3/31/00            12,000
                                                                       4/1/00 through 9/30/00             13,397
                                                                       10/1/00 through 3/31/01            14,594
                                                                       4/1/01 through 9/30/01             15,891
                                                                       10/1/01 through 9/30/02            17,189
                                                                       10/1/02 through 9/30/03            17,189
                                                                       10/1/03 through 9/30/04            17,189
                                                                       10/1/04 through 9/30/05            17,189

          (c)      Total Area of Building:                             444,051 square feet

          (d)      Annual Base Rent:                                   See chart below and Section 4.01 (per square foot)

                   Monthly Base Rent:                                  See chart below and Section 4.01; provided, however Tenant shall pay Base Rent on a reduced square footage as set forth above.

          Date(s)                                 Square          Rent/Square Foot          Annual Base Rent           Monthly
                                                  Feet                                                                 Base Rent
          10/1/99 through 3/31/00                 12,000          $16.50                    $198,000.00                $16,500.00
           4/1/00 through 9/30/00                 13,397          $16.50                    $221,050.56                $18,420.88

          For the period 10/1/00 through 9/30/05 the Rent shall be adjusted in accordance with Section 4.05. Pursuant to Section 4.01, Lessee shall execute and deliver an amendment to this Lease with a new Rent chart for that time period.

          (e)      Base Operating Expense                              1999 actual Operating Expenses per square foot


                   Factor:

          (f)      Parking:                                            4 parking spaces per 1,000 square feet of space

                   Monthly Rent per Parking                            see EXHIBIT I
                                                                           ---------

                   Space:

          (g)      Term:                                               6 Year(s)         0 Month(s)        0 Day(s)

          (h)      Target Commencement Date:                           October 1, 1999
                   Target Expiration Date:                             September 30, 2005

          (See EXHIBIT B for confirmation of the actual
          Commencement Date and Expiration Date of this Lease.)

          (i)      Security Deposit                                    $23,170.13

          (j)      Permitted Use:                                      General business office, computer software development, sales and administration

          (k)      Addresses for notices and other
          communications under this Lease:

                   Landlord                                            Tenant
                   Phoenix Limited Partnership                         Summus Limited
                     of Raleigh                                        Two Hanover Square
                   c/o Capital Associates                              434 Fayetteville Street Mall,
                   Two Hannover Square                                 Suite 600
                   434 Fayetteville Street,                            Raleigh, North Carolina 27601
                   Suite 1510                                          Attn:  Alan Kleinmaier
                   Raleigh, North Carolina 27601

          (l)      Broker:                                             Capital Associates
                   Co-Broker:                                          Thomas Commercial Inc.

                         ARTICLE 3 - TERM AND POSSESSION

         3.01     TERM.

         This Lease shall be and continue in full force and effect for the term set forth in Subsection 2.01(g). Subject to the remaining provisions of this Article, the Term shall commence on the Target Commencement Date shown in Subsection 2.0 1 (h) and shall expire, without notice to Tenant, on the Target Expiration Date shown in Subsection 2.01(h); provided, however, that if the Commencement Date is other than the first (1st) day of the month, the Expiration Date shall nevertheless be the last day of the last month of the Term. Such term, as it may be modified, renewed and extended, in accordance with EXHIBIT G herein, is herein called the "Term".

         3.02     COMMENCEMENT.

         Subject to Section 3.03 hereof, if on the Target Commencement Date any of the work described in this Lease that is required to be performed by Landlord at Landlord's expense to prepare the Leased Premises for occupancy has not been substantially completed, or if Landlord is unable to tender possession of the Leased Premises to Tenant on the specified date due to any other reason beyond the reasonable control of Landlord, the hereinafter defined Commencement Date (and commencement of installments of Base Rent) shall be postponed until the work to be performed in the Leased Premises at Landlord's expense is substantially completed, and the postponement shall operate to extend the Expiration Date in order to give full effect to the stated duration of the Term. The deferment of installments of Base Rent shall be Tenant's exclusive remedy for postponement of the Commencement Date, and Tenant shall have no, and waives any, claim against Landlord because of any such delay.

         3.03     TENANT'S DELAY.

         No delay in the completion of the Leased Premises resulting from delay or failure on the part of Tenant in furnishing information or other matters required in this Lease, and no delay resulting from the completion of work, if any, that is to be performed at Tenant's expense pursuant to this Lease, shall delay the Commencement Date, Expiration Date or commencement of payment of Rent (as defined in Subsection 4.02 below).

         3.04     TENANT'S POSSESSION.

         If, prior to the Commencement Date, Tenant shall enter into possession of all or any part of the Leased Premises, the Term, the payment of monthly installments of Base Rent and all other obligations of Tenant to be performed during the Term shall commence on, and the Commencement Date shall be deemed to be, the date of such entry; provided, no such early entry shall operate to change the Expiration Date.

         3.05     CONFIRMATION OF DATES.

         Tenant shall confirm its acceptance of the Leased Premises by execution of the Acceptance of Leased Premises Memorandum attached hereto as EXHIBIT B. If either the actual commencement date ("Commencement Date") or actual expiration date ("Expiration Date") are different from the Target Commencement Date and the Target Expiration Date, respectively set forth in Subsection 2.01(h), Landlord and Tenant shall execute an amendment to the Lease setting forth such actual date. If such amendment is not executed, the Commencement Date and Expiration Date shall be conclusively deemed to be the Target Commencement Date and the Target Expiration Date set forth in Subsection 2.01(h).

         3.06     HOLDOVER.

         If Tenant shall remain in possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall be deemed a tenant-at-sufferance, terminable at any time on one (1) days' notice, and shall pay daily rent at double the per day Rent payable with respect to the last full calendar month immediately prior to the end of the Term or termination of this Lease, but otherwise shall be subject to all of the obligations of Tenant under this Lease. Tenant shall indemnify Landlord (i) against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Leased Premises effective upon the termination or expiration of this Lease, and
(ii) for all other losses, costs and expenses, including consequential damages and reasonable attorneys' fees, sustained or incurred by reason of such holding over.

                      ARTICLE 4 - RENT AND SECURITY DEPOSIT

         4.01     BASE RENT.

         Tenant agrees to pay to Landlord rent ("Base Rent") throughout the Term in the amount of the Annual Base Rent set forth in Subsection 2.01(d), subject to adjustment as provided in this Lease. Base Rent shall be payable in monthly installments in the amount set forth in Subsection 2.01(d) ("Monthly Base Rent") in advance and without demand, deduction or set-off, on the first day of each and every calendar month during the Term. If the Commencement Date is not the first day of a month, Tenant shall be required to pay on the Commencement Date a pro rata portion of the Monthly Base Rent for the first partial month of the Term. Notwithstanding the foregoing, Base Rent shall be calculated as set forth in Subsection 2.01 and escalated in accordance with Section 4.05. Lessee agrees to execute and deliver to Lessor an amendment to this Lease prepared by Lessor, within fifteen (15) days of receipt of same, which amendment shall set forth the actual Base Operating Expense Factor and Rent schedule for this Lease.

         4.02     PAYMENT OF RENT.

         As used in this Lease, "Rent" shall mean the Base Rent, Additional Rent (defined below) and all other amounts required to be paid by Tenant in this Lease. The Rent shall be paid at the times and in the amounts provided herein in legal tender of the United States of America to Landlord at its address specified in Subsection 2.01(k) above, or to such other person or at such other address as Landlord may from time to time designate in writing. The Rent shall be paid without notice, demand, abatement, deduction or offset except as may be expressly set forth in this Lease.

         4.03     ADDITIONAL RENT.

         The term "Additional Rent" shall mean the total of the "Operating Expense Adjustment", the "Cost of Living Adjustment", as such terms are defined below, and any other amounts in addition to Base Rent which Tenant is required to pay to Landlord under this Lease.

         4.04     OPERATING EXPENSE ADJUSTMENT.

         If the Operating Expenses (defined below) for the Building for any calendar year, expressed on a per square foot basis, exceed the Base Operating Expense Factor specified in Subsection 2.01(e), Tenant shall pay to Landlord increased Rent (an "Operating Expense Adjustment") in an amount equal to the product of such excess times the square feet of the Leased Premises as stated in Subsection 2.01(b). The Operating Expense Adjustment shall be payable in monthly installments on the first day of each calendar month based on Landlord's estimate of the Operating Expenses for the then current year. Landlord may at any time give Tenant written notice specifying Landlord's estimate of the Operating Expenses for the then current calendar year or the subsequent calendar year and specifying the Operating Expense Adjustment to be paid by Tenant for each such year. Within one hundred twenty
(120) days after the end of each calendar year, Landlord shall give written notice to Tenant specifying the actual Operating Expenses for the prior calendar year and any necessary adjustment to the Operating Expense Adjustment paid by Tenant for that calendar year. Tenant shall pay any deficit amount to Landlord within fifteen (15) days after receipt of Landlord's written notice. Any excess payment by Tenant for the prior calendar year shall reduce the Operating Expense Adjustment for the following calendar year. The provisions of this paragraph shall survive the cancellation or termination of this Lease.

         The term "Operating Expenses" shall mean, except as otherwise specified in this definition, all expenses, costs, and disbursements of every kind and nature, computed on an accrual basis, which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building, or Landlord's efforts to reduce Operating Expenses, including, without limitation: (1) wages and salaries of all employees to an extent commensurate with such employees' involvement in the operation, repair, replacement, maintenance, and security of the Building, including, without limitation, amounts attributable to the employer's Social Security Tax, unemployment taxes, and insurance, and any other amount which may be levied on such wages and salaries, and the cost of all insurance and other employee benefits related thereto; (2) all supplies and materials used in the operation, maintenance, repair, replacement and security of the Building; (3) the rental costs of any and all leased capital improvements and the annual costs of any and all capital improvements made to the Building which, although capital in nature, can reasonably be expected to reduce the normal operating costs of the Building, to the extent of the lesser of such expected reduction in operating expenses or the annual cost of such capital improvements, as well as all capital improvements made in order to comply with any legal requirement hereafter promulgated by any governmental authority relating to the environment, energy, conservation, public safety, access for the disabled or security, as amortized over the useful life of such improvements by Landlord for federal income tax purposes; (4) the cost of all utilities, other than the cost of electricity supplied to tenants of the Building which is separately metered and reimbursed to Landlord by such tenants; (5) the cost of all maintenance and service agreements with respect to the operation of the Building or any part thereof, including, without limitation, management fees, alarm service, equipment, window cleaning, elevator maintenance, landscape maintenance, and parking area maintenance and operation; (6) the cost of all insurance relating to the Building, including, without limitation, casualty and liability insurance applicable to the Building and Landlord's personal property used in connection therewith; (7) all taxes and assessments and governmental charges, whether federal, state, county, or municipal, and whether by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, including all taxes levied or assessed against or for leasehold improvements and any other taxes and assessments attributable to the Building and/or the operation thereof, together with the reasonable cost (including attorneys, consultants and appraisers) of any negotiation, contest or appeal pursued by Landlord in an effort to reduce any such tax, assessment or charge, excluding, however, federal and state taxes on Landlord's income, but including all rental, sales, use and occupancy taxes or other similar taxes, if any, levied or imposed by any city, state, county, or other governmental body having jurisdiction; and
(8) the cost of all repairs, replacements, removals and general maintenance with respect to the Building. Specifically excluded from Operating Expenses are expenses for capital improvements made to the Building, other than capital improvements described in clause (3) of this definition and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies and like items; expenses for repair, replacement and general maintenance paid by proceeds of insurance or by Tenant or other third parties; alterations attributable solely to tenants of the Building other than Tenant; depreciation of the Building; leasing commissions; and federal and state income taxes imposed on Landlord.

         If, during all or part of any calendar year, the Building is less than 95% occupied, or if Landlord is providing less than 95% of the Building with any item or items of work or service which would constitute an Operating Expense hereunder, then the amount of the Operating Expenses for such period shall be adjusted to include any and all items enumerated under the definition of Operating Expenses set forth in this Subsection which Landlord reasonably determines Landlord would have incurred if the Building had been at least 95% leased and occupied with all tenant improvements constructed or if Landlord had been providing such item or items of work or service to at least 95% of the Building. If the actual occupancy of the Building is between 95% and 100%, then the actual occupancy percentage shall be used for this computation.

         4.05     COST OF LIVING ADJUSTMENT.

         At the end of each Lease year during the Term, the Monthly Base Rent for the following Lease year shall be increased in accordance with the following formula:

         (Annual Base Rent* for the current Lease year x 1.03) ./. twelve = Monthly Base Rent for following Lease year.

         *For purposes of the foregoing calculation only, Annual Base Rent shall be deemed to be net of the Base Operating Expense Factor set forth in Subsection 2.01(e).

         The resulting figure will be the Monthly Base Rent for the following Lease year, and Tenant shall adjust its payments of Monthly Base Rent accordingly beginning on the first day of the first month in the following Lease year.

         4.06     SECURITY DEPOSIT/LETTER OF CREDIT.

         Tenant shall deposit with Landlord on the date Tenant executes this Lease, the Security Deposit specified in Subsection 2.01(i) on the understanding that: (a) the Security Deposit or any portion thereof may be applied to the curing of any default, or the payment of any damages sustained by Landlord due to Tenant's failure to perform its obligations, including, but not limited to, alteration and repair obligations under Article 7 herein, without prejudice to any other remedy or remedies at law or in equity which Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the remaining balance of the Security Deposit so the same will be restored to its original amount; (b) Landlord shall not be obligated to hold the Security Deposit as a separate fund, and may commingle it with other funds; and (c) if Tenant is not in default, the remaining balance of the security deposit shall be returned to Tenant, without interest, which shall belong to Landlord, within thirty (30) days after the expiration of the Term and delivery of exclusive possession of the Leased Premises to Landlord.

         In addition to the Security Deposit set forth in Subsection 2.01(i), Tenant shall deposit with Landlord on or before five (5) days after the full execution of this Lease by Landlord and Tenant, additional security in the form of a Letter of Credit (the "Letter of Credit"), as described below, on the understanding that: (a) the Letter of Credit or any portion thereof may be drawn upon and applied to the curing of any default, or the payment of any damages sustained by Landlord due to Tenant's failure to perform its obligations, including, but not limited to, alteration and repair obligations under Article 7 herein, without prejudice to any other remedy or remedies at law or in equity which Landlord may have on account thereof, and upon such application Tenant shall promptly cause the Letter of Credit to be reissued for the full face amount recited below, so the same will be restored to its original amount or at Landlord's election, in the event of any default, Landlord may draw upon the full amount of the Letter of Credit and hold the cash proceeds thereof as the Security Deposit and may commingle such funds with the other funds of Landlord without being responsible to Tenant for the payment of any interest thereon; and
(b) if Tenant is not in default, the remaining balance of the Letter of Credit shall be returned to Tenant, without interest, within thirty (30) days after the expiration of the Term and delivery of exclusive possession of the Leased Premises to Landlord.

         The Letter of Credit shall be an unconditional, irrevocable, clean Letter of Credit, payable on sight in cash in favor of Landlord or Landlord's lender, at Landlord's election, (which permits partial draws) in the amount of $100,000.00. The Letter of Credit shall be acceptable to Landlord, acting reasonably, with regard to both form and content and shall be executed by a local financial institution acceptable to Landlord, acting reasonably, and such financial institution shall have an office in Raleigh, North Carolina available as a designated payment center in order that Landlord may present the Letter of Credit for same day payment. The Letter of Credit shall remain in place for me first (1st) three (3) years of the Term, have an initial term of at least twelve
(12) months and shall be renewed annually prior to the commencement of the second (2nd) and third (3rd) years of the Term, no later than thirty (30) days prior to the then scheduled expiration date. Except as provided for above, if Tenant fails to deliver to Landlord a renewal or substitute Letter of Credit (in a form and from a financial institution acceptable to Landlord, acting reasonably) at least thirty (30) days prior to the then scheduled expiration date of the Letter of Credit held by Landlord, Landlord may draw upon the Letter of Credit and hold the cash proceeds thereof as the Security Deposit, and failure to renew said Letter of Credit or to provide notice of failure to renew within the required period shall constitute an event of default under this Lease.

         4.07     LATE CHARGE.

         If Tenant fails or refuses to pay any installment of Rent when due, Landlord, at Landlord's option, shall be entitled to collect a late charge of five percent (5%) of the amount of the late payment to compensate Landlord for the additional expense involved in handling delinquent payments and not as interest; provided, however, that Tenant shall be entitled to one (1) late payment of Rent in each calendar year of the Term, which late payment shall not be subject to a late charge hereunder so long as the Rent then due is paid within five (5) days of the due date. If the payment of a late charge required by this Section is found to constitute interest notwithstanding the contrary intention of Landlord and Tenant, the late charge shall be limited to the maximum amount of interest that lawfully may be collected by Landlord under applicable law, and if any payment is determined to exceed such lawful amount, the excess shall be applied to any unpaid Rent then due and payable hereunder and/or credited against the next succeeding installment of Rent payable hereunder. If all Rent payable hereunder has been paid in full, any excess shall be refunded to Tenant. Tenant shall reimburse Landlord for any processing fees charged to Landlord as a result of Tenant's checks having been returned for insufficient funds.

                              ARTICLE 5 - SERVICES

         5.01     SERVICES.

         Landlord shall furnish Tenant while occupying the Leased Premises:

         (a) Subject to curtailment as required by governmental laws, rules or regulations, central heat and air conditioning in season, at such times as Landlord normally furnishes these services to other tenants in the Building and at such temperatures and in such amounts as are considered by Landlord to be standard, but such service on Saturday afternoons, Sundays and holidays to be furnished only upon request of Tenant, who shall bear the entire cost thereof as provided in EXHIBIT F attached hereto; elevator service; and routine maintenance and electric lighting service for all public areas and special service areas of the Building in the manner and to the extent deemed by Landlord to be standard. Landlord will furnish janitor service on a five (5) day week basis at no extra charge. Failure by Landlord to any extent to furnish these services, or any cessation thereof, resulting from causes beyond the control of Landlord shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from its obligation to fulfill any covenant or agreement hereof. Should any of Landlord's equipment or machinery break down, or for any cause cease to function properly, Landlord shall use reasonable diligence during normal business hours to repair same promptly, but Tenant shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom.

         (b) Proper electrical facilities to furnish sufficient power for personal computers, fax machines, desktop computer primers, calculating machines and other machines of similar low electrical consumption, but not including electricity required for electronic data processing equipment which (singly) consumes more than 0.25 kilowatts per hour at a rated capacity or requires a voltage other than 120 volts single phase. Tenant shall pay to Landlord, monthly as billed, such charges as may be separately metered or as Landlord's engineer shall reasonably compute for any electrical service usage in excess of that stated above. If Tenant uses any heat generating machines, equipment, fixtures or other devices of any nature whatsoever in the Leased Premises which affect the temperature otherwise maintained by the Building standard air conditioning, Tenant shall pay the additional cost necessitated by Tenant's use of such machines, equipment, fixtures or other devices, including the cost of installation of any necessary additional air conditioning equipment and the cost of operation and maintenance thereof.

                          ARTICLE 6 - USE AND OCCUPANCY

         6.01     USE.

         The Leased Premises are to be used and occupied by Tenant (and its permitted assignees, subtenants, invitees, customers, and guests) solely for the purpose specified in Subsection 2.01(j) with no more than one (1) person per two hundred (200) square feet of space; provided, however, that Tenant may change such purpose upon Landlord's prior written agreement. Tenant agrees not to occupy or use, or permit any portion of the Leased Premises to be occupied or used for any business or purpose which is unlawful, disreputable or deemed to be extra-hazardous on account of fire or exposure to or interference from electromagnetic rays and/or fields, or permit anything to be done which would in any way increase the rate of insurance coverage on the Building and/or its contents. Tenant further agrees to conduct its business and control its agents, employees, invitees and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in its operation of the Building.

         6.02     CARE OF THE LEASED PREMISES.

         Tenant shall not commit or allow to be committed any waste or damage to any portion of the Leased Premises or the Building and, at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver up the Leased Premises to Landlord in as good a condition as existed on the date of possession by Tenant, ordinary wear and tear excepted. Upon such termination of this Lease, Landlord shall have the right to re-enter and resume possession of the Leased Premises.

         6.03     ENTRY FOR REPAIRS AND INSPECTION.

         Tenant shall permit Landlord and its contractors, agents and representatives to enter into and upon any part of the Leased Premises at all reasonable hours to inspect and clean the same, make repairs, alterations and additions thereto, show the same to prospective tenants or purchasers, and for any other purpose as Landlord may deem necessary or desirable. Tenant shall not be entitled to any abatement or reduction of Rent by reason of any such entry. In the event of an emergency when entry to the Leased Premises shall be necessary, and if Tenant shall not be personally present to open and permit entry into the Leased Premises, Landlord or Landlord's agent may enter the same by master key, code, card or switch, or may forcibly enter the same, without rendering Landlord or such agents liable therefor, and without, in any manner, affecting the obligations and covenants of this Lease.

         6.04     COMPLIANCE WITH LAWS; RULES OF BUILDING.

         Tenant shall comply with and Tenant shall cause its visitors, employees, contractors, agents and invitees to comply with, all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) relating to the use, condition or occupancy of the Leased Premises, including, without limitation, all local, state and federal environmental laws, and the rules of the Building reasonably adopted and altered by Landlord from time to time, all of which Building rules will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant, its employees, contractors, agents, invitees and visitors. The initial rules of the Building are attached hereto as EXHIBIT D.

         6.05     ACCESS TO BUILDING.

         Subject to Landlord's security measures and the terms and conditions set forth below and in this Lease, Tenant and its employees shall have access to the Building and the Leased Premises twenty-four (24) hours a day, three hundred sixty-five (365) days per year. Landlord shall have the right to limit access to the Building after normal business hours; provided, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, and shall be indemnified by Tenant against, liability and loss to Tenant, its agents, employees and visitors, arising out of losses due to theft, burglary and damage and injury to persons and property caused by persons gaining access to the Building or Leased Premises, and Tenant waives and releases Landlord from all liability relating thereto. Landlord expressly reserves the right, in its sole discretion, to temporarily or permanently change the location of, close, block and otherwise alter any entrances, corridors, skywalks, tunnels, doorways and walkways leading to or providing access to the Building or any part thereof and otherwise restrict the use of same provided such activities do not unreasonably impair Tenant's access to the Leased Premises. Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof. Such activities shall not be deemed to be a breach of any of Landlord's obligations hereunder. Landlord agrees to exercise good faith in notifying Tenant a reasonable time in advance of any alterations, modifications or other actions of Landlord under this Section.

         6.06     PEACEFUL ENJOYMENT.

         Landlord covenants that Tenant shall and may peacefully have, hold and enjoy the Leased Premises without interference from any party claiming by or through Landlord, subject to the terms of this Lease, provided Tenant pays the Rent and other sums required to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of Landlord's interest in the Building. Landlord shall not be responsible for the acts or omissions of any other tenant or third party that may interfere with Tenant's use and enjoyment of the Leased Premises; provided, however, that Landlord shall use its best efforts to enforce the rules and regulations of the Building.

                ARTICLE 7 - CONSTRUCTION, ALTERATIONS AND REPAIRS

         7.01     CONSTRUCTION.

         Tenant has had an opportunity to inspect and satisfy itself as to the condition of the Leased Premises and accepts the Leased Premises "AS IS", "WHERE IS" and "WITH ALL FAULTS". Notwithstanding the foregoing, Landlord shall provide Tenant with a refurbishment allowance in the amount of One Hundred Fifty Thousand Dollars ($150,000.00) to be used solely in renovating the Leased Premises. Landlord, Landlord's contractors or vendors, or Tenant's contractors and vendors (who have been approved by Landlord) shall perform or cause to perform such renovation work in the Leased Premises.

         7.02     ALTERATIONS.

         Tenant shall make no alterations, installations, additions or improvements in, on or to the Leased Premises without Landlord's prior written consent. All such work shall be designed and made in a manner, and by architects, engineers, workmen and contractors, satisfactory to Landlord. All alterations, installations, additions and improvements (including, without limitation, paneling, partitions, millwork and fixtures) made by or for Tenant to the Leased Premises shall remain upon and be surrendered with the Leased Premises and become the property of Landlord at the expiration or termination of this Lease or the termination of Tenant's right to possession of the Leased Premises; provided, Landlord may require Tenant to remove any or all of such items that are not Building standard upon the expiration or termination of this Lease or the termination of Tenant's right to possession of the Leased Premises in order to restore the Leased Premises to the condition existing at the time Tenant took possession. Tenant shall bear the costs of removal of Tenant's property from the Building and of all resulting repairs thereto. All work performed by Tenant with respect to the Leased Premises shall: (a) not alter the exterior appearance of the Building or adversely affect the structure, safety, systems or services of the Building; (b) comply with all Building safety, fire and other codes and governmental and insurance requirements; (c) not result in any usage in excess of Building standard of water, electricity, gas, heating, ventilating or air conditioning, (either during or after such work) unless prior written arrangements satisfactory to Landlord are entered into; (d) be completed promptly and in a good and workmanlike manner; (e) be performed in such a manner that does not cause interference or disharmony with any labor used by Landlord, Landlord's contractors or mechanics or by any other tenant or such other tenant's contractors or mechanics; and (f) not cause any mechanic's, materialman's or other similar liens to attach to

Tenant's leasehold estate. Tenant shall not permit, or be authorized to permit, any liens (valid or alleged) or other claims to be asserted against Landlord or Landlord's rights, estates and interests with respect to the Building or this Lease in connection with any work done by or on behalf of Tenant, and Tenant shall indemnify and hold Landlord harmless against any such liens.

         7.03     REPAIRS BY LANDLORD.

         Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character to the Leased Premises during the Term, except such repairs to Building standard improvements as may be deemed necessary by Landlord for normal maintenance operations. Non-Building standard leasehold improvements will, at Tenant's written request, be maintained by Landlord at Tenant's expense, at a cost or charge equal to the costs incurred in such maintenance plus an additional charge of fifteen percent (15%). Notwithstanding any provisions of this Lease to the contrary, all repairs, alterations or additions to the base Building and its systems (as opposed to those involving only Tenant's leasehold improvements), and all repairs, alterations and additions to Tenant's non-Building standard leasehold improvements which affect the Building's structural components or major mechanical, electrical or plumbing systems, made by, for or on behalf of Tenant and any other tenants in the Building shall be made by Landlord or its contractor only, and, if on behalf of Tenant, shall be paid for by Tenant in an amount equal to Landlord's costs plus fifteen percent (15%). Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease.

         7.04     REPAIRS BY TENANT.

         Tenant shall, at its own cost and expense, repair or replace any damage or injury done to its leasehold improvements or any other part thereof caused by Tenant or Tenant's agents, contractors, employees, invitees, and visitors. If Tenant fails to make such repairs or replacements to its leasehold improvements promptly, Landlord may, at its option, make such repairs or replacements, and Tenant shall repay the cost thereof plus a charge of fifteen percent (15%) to the Landlord on demand. Any damage or injury to the Leased Premises or the base Building and its systems (as opposed to those involving only Tenant's leasehold improvements) and any damage or injury to Tenant's leasehold improvements which affects the Building's structural components or major mechanical, electrical or plumbing systems caused by Tenant, its agents, contractors, employees, invitees and visitors, shall be repaired or replaced by Landlord, but at Tenant's expense plus a charge of fifteen percent (15%).

           ARTICLE 8 - CONDEMNATION, CASUALTY, INSURANCE AND INDEMNITY

         8.01     CONDEMNATION.

         If all or substantially all of the Leased Premises is taken by virtue of eminent domain or for any public or quasi-public use or purpose, this Lease shall terminate on the date the condemning authority takes possession. If only a part of the Leased Premises is so taken, or if a portion of the Building not including the Leased Premises is taken, this Lease shall, at the election of Landlord, either (i) terminate on the date the condemning authority takes possession by giving notice thereof to Tenant within thirty (30) days after the date of such taking of possession or (ii) continue in full force and effect as to that part of the Leased Premises not so taken and Rent with respect to any portion of the Leased Premises taken or condemned shall be reduced or abated on a square footage basis. All proceeds payable from any taking or condemnation of all or any portion of the Leased Premises and the Building shall belong to and be paid to Landlord, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in and to any such awards. Tenant shall have no, and waives any, claim against Landlord and the Condemnor for the value of any unexpired term.

         8.02     DAMAGES FROM CERTAIN CAUSES.

         Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition order of governmental body or authority, or any cause beyond Landlord's control, or for any damage or inconvenience which may arise through repair or alteration of any part of the Building.

         8.03     FIRE CLAUSE.

         In the event of a fire or other casualty in the Leased Premises, Tenant shall immediately give notice thereof to Landlord. If the Leased Premises or any portion of the Building is damaged by fire or other casualty, Landlord shall have the right to terminate this Lease or to repair the Leased Premises with reasonable dispatch, subject to delays resulting from adjustment of the loss and any other cause beyond Landlord's reasonable control; provided, Landlord shall not be required to repair or replace any furniture, furnishings or other personal property which Tenant may be entitled to remove from the Leased Premises or any installations in excess of Building standard. Until Landlord's repairs are completed the Rent shall be abated in proportion to the portions of the Leased Premises, if any, which are untenantable or unsuited for the conduct of Tenant's business. Notwithstanding anything contained in this Section, Landlord shall only be obligated to restore or rebuild the Leased Premises to a Building standard condition and Landlord shall not be required to expend more funds than the amount received by Landlord from the proceeds of any insurance carried by Landlord.

         8.04     TENANT'S INSURANCE POLICIES.

         Tenant shall, at its expense, maintain (i) standard fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises and on its non-Building standard leasehold improvements and all other additions and improvements (including fixtures) made by Tenant; (ii) a policy or policies of comprehensive general liability insurance, such insurance to afford minimum protection (which may be effected by primary and/or excess coverage) of not less than $2,000,000.00 for personal injury or death in any one occurrence and of not less than $1,000,000.00 for property damage in any one occurrence, provided, Tenant shall carry such greater limits of liability coverage as Landlord may reasonably request from time to time; and (iii) a policy or policies, if available, insuring against injury or damage from exposure to or interference from electromagnetic rays and/or fields. All insurance policies required to be maintained by Tenant shall (a) be issued by and binding upon solvent insurance companies licensed to conduct business in the State of North Carolina, (b) have all premiums fully paid on or before the due dates, (c) name Landlord as an additional insured, and (d) provide that they shall not be cancelable and/or the coverage thereunder shall not be reduced without at least ten (10) days advance written notice to Landlord. Tenant shall deliver to Landlord certified copies of all policies or, at Landlord's option, certificates of insurance in a form satisfactory to Landlord not less than fifteen (15) days prior to the Commencement Date or the expiration of current policies.

         8.05     HOLD HARMLESS.

         Landlord shall not be liable to Tenant, its agents, servants, employees, contractors, customers or invitees, for any damage to person or property caused by any act, omission or neglect of Tenant, its agents, servants, employees, contractors, customers or invitees, including any claims which may be made for compensation or damages based upon exposure to or interference from electromagnetic rays and/or fields emanating from the Leased Premises, and Tenant agrees to indemnify and hold harmless Landlord and its partners, agents, directors, officers, and employees from all liability and claims for any such damage, including, without limitation, court costs, attorneys' fees and costs of investigation.

         8.06     WAIVER OF SUBROGATION RIGHTS.

         Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives to the extent that such waiver will not invalidate any insurance policy maintained by Landlord or Tenant nor increase any premiums thereon, any and all rights of recovery, claims, actions or causes of action, against the other, its agents, servants, partners, shareholders, officers and employees, for any loss or damage that may occur to the Leased Premises or the Building, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, and any other cause which is insured against under the terms of the standard fire and extended coverage insurance policies referred to in Section 8.04 hereof, to the extent that such loss or damage is recovered under said insurance policies, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, partners, shareholders, servants or employees, and covenants that no insurer shall hold any right of subrogation against such other party. If the respective insurers of Landlord and Tenant do not permit such a waiver without an appropriate endorsement to such party's insurance policy, Landlord and Tenant covenant and agree to notify the insurers of the waiver set forth herein and to secure from each such insurer an appropriate endorsement to its respective insurance policy concerning such waiver.

         8.07     LIMITATION OF LANDLORD'S PERSONAL LIABILITY.

         Tenant agrees to look solely to Landlord's interest in the Building and the Land for the recovery of any judgment against Landlord, and Landlord, its partners, officers, directors and employees, shall never be personally liable for any such judgment. The provisions contained in the foregoing sentence are not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of liability insurance maintained by Landlord.

        ARTICLE 9 - LANDLORD'S LIEN, DEFAULT, REMEDIES AND SUBORDINATION

         9.01     INTENTIONALLY DELETED.



         9.02     DEFAULT BY TENANT.

         If Tenant shall default in the payment of any Rent or other sum required to be paid by Tenant under this Lease when due: provided, however, that Tenant shall be allowed one (1) late payment of Rent in each calendar year of the Term, which late payment shall not be deemed a default hereunder so long as such Rent is paid within five (5) days of the due date; then Landlord may treat the occurrence of the foregoing event as a breach of this Lease. If Tenant shall default in the performance of any of the other covenants or conditions which Tenant is required to observe and to perform under this Lease and such default shall continue for twenty (20) days after written notice to Tenant; or the interest of Tenant under this Lease shall be levied on under execution or other legal process; or any petition shall be filed by or against Tenant to declare Tenant a bankrupt or to delay, reduce or modify Tenant's debts or obligations; or any petition shall be filed or other action taken to reorganize or modify Tenant's debts or obligations; or any petition shall be filed or other action taken to reorganize or modify Tenant's capital structure; or Tenant is declared insolvent according to law; or any assignment of Tenant's property shall be made for the benefit of creditors; or if a receiver or trustee is appointed for Tenant or its property; or Tenant shall vacate or abandon the Leased Premises or any part thereof at any time during the Term for a period of fifteen (15) or more continuous days; or Tenant is a corporation and Tenant shall cease to exist as a corporation in good standing in the state of its incorporation; or Tenant is a partnership or other entity and Tenant shall be dissolved or otherwise liquidated; then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease (provided, no such levy, execution, legal process or petition filed against Tenant shall constitute a breach of this Lease if Tenant shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within thirty (30) days from the date of its creation, service or filing). Upon the breach of this Lease by Tenant, at Landlord's option and in addition to all other rights and remedies provided at law or in equity, Landlord may terminate this Lease and repossess the Leased Premises and be entitled to recover as damages a sum of money equal to the total of (a) the cost of recovering the Leased Premises (including attorneys' fees and costs of suit), (b) the unpaid rent earned at the time of termination, (c) the present value (discounted at the rate of eight percent (8%) per annum) of the balance of the rent for the remainder of the Term less the present value (discounted at the same rate) of the fair market rental value of the Leased Premises for said period, (d) the amount of any unamortized leasing commissions or any allowances or concessions previously made by Landlord to Tenant, (e) any other sum of money, and damages owed by Tenant to Landlord and (f) interest on (a) (b) (c) (d) and (e) above at a rate equal to the average of the prime rate of interest published from time to time and made available to the general public by the three (3) largest commercial banks in the marketplace, plus five percent (5%) or the highest rate allowed by applicable North Carolina law.

         9.03     NON WAIVER.

         Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default and Landlord shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or in equity.

         9.04     ATTORNEY'S FEES.

         Should either party hereto institute any action or proceeding in court to enforce any provision hereof or for damages by reason of any alleged breach of any provisions of this Lease or for any other judicial remedy, the prevailing party shall be entitled to receive from the non-prevailing party all actual reasonable attorneys' fees and all court costs in connection with said proceeding.

         9.05     SUBORDINATION; ESTOPPEL CERTIFICATE.

         This Lease is and shall be subject and subordinate to any and all ground or similar leases affecting the Building, and to all mortgages which may now or hereafter encumber or affect the Building and to all renewals, modifications, consolidations, replacements and extensions of any such leases and mortgages; provided, at the option of any such landlord or mortgagee, this Lease shall be superior to the lease or mortgage of such landlord or mortgagee. The provisions of this Section shall be self-operative and shall require no further consent or agreement by Tenant. Tenant agrees, however, to execute and return any estoppel certificate, consent or agreement reasonably requested by any such landlord or mortgagee, or by Landlord, within ten (10) days after receipt of same, including, without limitation, an estoppel certificate in the form attached hereto as EXHIBIT E. Tenant shall, at the request of Landlord or any mortgagee of Landlord secured by a lien on the Building or any landlord to Landlord under a ground Lease of the Building, furnish such mortgagee and/or landlord with written notice of any default or breach by Landlord at least sixty
(60) days prior to the exercise by Tenant of any rights and/or remedies of Tenant hereunder arising out of such default or breach.

         9.06     ATTORNMENT.

         If any ground or similar lease or mortgage is terminated or foreclosed, Tenant shall, upon request, attorn to the landlord under such lease or the mortgagee or purchaser at such foreclosure sale, as the case may be, and execute instrument(s) confirming such attornment. In the event of such a termination or foreclosure and upon Tenant's attornment as aforesaid, Tenant will automatically become the tenant of the successor to Landlord's interest without change in the terms or provisions of this Lease; provided, such successor to Landlord's interest shall not be bound by (i) any payment of rent for more than one month in advance except prepayments for security deposits, if any, or (ii) any amendments or modifications of this Lease made without the prior written consent of such landlord or mortgagee.

                      ARTICLE 10 - ASSIGNMENT AND SUBLEASE

         10.01    ASSIGNMENT OR SUBLEASE.

         Tenant shall not, voluntarily, by operation of law, or otherwise, assign, transfer, mortgage, pledge, or encumber this Lease or sublease the Leased Premises or any part thereof, or allow any person other than Tenant, its employees, agents, servants and invitees, to occupy or use the Leased Premises or any portion thereof, without the express prior written consent of Landlord, such consent not to be unreasonably withheld, and any attempt to do any of the foregoing without such written consent shall be null and void and shall constitute a default under this Lease. Notwithstanding the foregoing, in no event shall Tenant assign this Lease or sublease the Leased Premises to any entity engaged in the commercial real estate business, including, without limitation, property management or the brokerage, ownership or development of competitive properties. Landlord's consent to any assignment or sublease hereunder does not constitute a waiver of its right to consent to any further assignment or sublease. If Tenant desires to assign this Lease or sublet the Leased Premises or any part thereof, Tenant shall give Landlord written notice of such desire at least sixty (60) days in advance of the date on which Tenant desires to make such assignment or sublease, together with a non-refundable fee of Seven Hundred Fifty Dollars ($750.00) (the "Transfer Fee"). Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects (a) to terminate this Lease as to the space so affected as of the date so specified by Tenant, in which event Tenant shall be relieved of all further obligations hereunder as to such space, or (b) to permit Tenant to assign this Lease or sublet such space (provided, however, if the rent agreed upon between Tenant and subtenant is greater than the Monthly Base Rent that Tenant must pay Landlord, such excess rent shall be deemed additional rent owed by Tenant and payable to Landlord in the same manner that Tenant pays the Rent hereunder), or (c) to refuse to consent to Tenant's assignment or subleasing such space and to continue this Lease in full force and effect as to the entire Leased Premises. If Landlord should fail to notify Tenant in writing of such election within the thirty (30) day period, Landlord shall be deemed to have elected option (c) above. Tenant agrees to pay Landlord's actual reasonable attorney's fees associated with Landlord's review and documentation of any requested assignment or sublease hereunder regardless of whether Landlord consents to any such assignment or sublease. No assignment or subletting by Tenant shall relieve Tenant of any obligations under this Lease, and Tenant shall remain fully liable hereunder. If Tenant is not a public company that is registered on a national stock exchange or that is required to register its stock with the Securities and Exchange Commission under Section 12(g) of the Securities and Exchange Act of 1934, any change in a majority of the voting rights or other controlling rights or interests of Tenant shall be deemed an assignment for the purposes hereof.

         10.02    ASSIGNMENT BY LANDLORD.

         Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and all other property referred to herein, and in such event and upon such transfer (any such transferee to have the benefit of, and be subject to, the provisions of Section
6.06 and Section 8.07 hereof) no further liability or obligation shall thereafter accrue against Landlord under this Lease.

                     ARTICLE 11 - NOTICES AND MISCELLANEOUS

         11.01    NOTICES.

         Except as otherwise provided in this Lease, any statement, notice, or other communication which Landlord or Tenant may desire or is required to give to the other shall be in writing and shall be deemed sufficiently given or rendered if hand delivered, or if sent by registered or certified mail, postage prepaid, return receipt requested, or Federal Express or similar overnight courier with evidence of delivery, to the addresses for Landlord and Tenant set forth in Subsection 2.01(k), or at such other address(es) as either party shall designate from time to time by ten (10) days prior written notice to the other party.

         11.02    MISCELLANEOUS.

         (a) This Lease shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of Landlord, and shall be binding upon and inure to the benefit of Tenant, its legal representatives and successors, and, to the extent assignment may be approved by Landlord hereunder, Tenant's assigns. Pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

         (b) All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law. This Lease is declared to be a North Carolina contract, and all of the terms thereof shall be construed according to the laws of the State of North Carolina.

         (c) This Lease may not be altered changed or amended, except by an instrument in writing executed by all parties hereto. Further, the terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is the "Landlord" or the "Tenant" hereunder or such party or its counsel is the draftsman of this Lease.

         (d) The terms and provisions of EXHIBITS A-I described herein and attached hereto are hereby made a part hereof for all purposes.; provided, however, that, unless otherwise expressly stated, in the event of a conflict between the terms of this Lease and the terms of any Exhibit attached hereto, the terms of this Lease shall control.

         (e) If Tenant is a corporation, partnership or other entity, Tenant warrants that all consents and approvals required of third parties (including, without limitation, its Board of Directors or partners) for the execution, delivery and performance of this Lease have been obtained and that Tenant has the right and authority to enter into and perform its covenants contained in this Lease.

         (f) Whenever in this Lease there is imposed upon Landlord the obligation to use its best efforts, reasonable efforts or diligence, Landlord shall be required to do so only to the extent the same is economically feasible and otherwise will not impose upon Landlord extreme financial or other business burdens.

         (g) If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

         (h) If applicable in the jurisdiction where the Leased Premises are situated, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent upon which the tax is based as set forth above.

         (i) Tenant at all times shall use and occupy the Leased Premises in compliance with Environmental Laws (as hereinafter defined). Neither Tenant nor any of Tenant's employees, agents, contractors, subcontractors, licensees or invitees shall use, handle, store, or dispose of (or permit the use, handling, storing, or disposal of) any hazardous or toxic waste or substance in or at the Leased Premises or the Building (or transport, transship or permit the transportation or transshipment of the same over or through the Leased Premises or Building) which is regulated, controlled, or prohibited by any federal, state, or local statutes, ordinances, regulations, or laws, including without limitation the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. ("RCRA"); the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et. seq. ("CERCLA"); the Hazardous Materials Transportation Act, 49 U.S.C. Section 801, et. seq; the Federal Water Pollution Control Act, 33 U.S.C. Section 1321, et. seq; the Toxic Substances Control Act, 15 U.S.C. ("TSCA"); and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. (as subsequently amended, "Environmental Laws"). As used herein, hazardous or toxic substances or materials shall include without limitation the following: (1) "hazardous wastes" as defined under RCRA or any other federal, state or local law or regulation,
(2) "hazardous substances" as defined under CERCLA or any other federal, state or local law or regulation, (3) gasoline, petroleum, or other hydrocarbon products, by-products, derivatives, or fractions (including spent products), (4) "toxic substances" as defined under TSCA, (5) "regulated medical waste" as defined by 40 C.F.R. Section 259.30, (6) any radioactive materials or substances, or (7) asbestos and asbestos containing products. Tenant shall indemnify Landlord, its successors and assigns, and hold the same harmless from any loss, damage, claims, costs, liabilities, and cleanup costs arising out of Tenant's violation of this Section. Tenant's violation of this Section shall constitute an Event of Default under this Lease, and, in addition to any other remedies available to Landlord under this Lease, at law, or in equity, at Landlord's election Tenant, at Tenant's sole cost and expense, shall immediately and diligently remove any such hazardous or toxic materials from the Leased Premises and/or the Building, as applicable, and shall restore the same to its condition prior to the time of the release of such material or substance and to Landlord's satisfaction. If Tenant fails to comply with the Tenant's obligations hereunder, Landlord, at its option, may clean up and remove such material or substance and Tenant shall reimburse Landlord upon demand for any and all of the costs thereof (including without limitation fees and expenses for attorneys, engineers, environmental specialists, and similar professionals). Tenant's obligations hereunder shall survive the expiration or earlier termination of the Lease.

         (j) Tenant is prohibited from recording this Lease or any memorandum thereof without the prior written consent of Landlord.

         (k) Landlord agrees to provide Tenant with 4 unreserved parking spaces per 1,000 square feet of space, as set forth in Exhibit I herein. Tenant agrees to notify Landlord promptly of any additional parking needs which shall be handled on a case-by-case basis.

         (l) "Square feet" or "square foot" as used in this Lease includes the area contained within the space occupied by Tenant together with a common area percentage factor of Tenant's space proportionate to the total Building area.

         (m) Landlord agrees to pay to the Broker named in Subsection 2.01(1), a real estate brokerage commission only as set forth in the separate Management and Leasing Agreement, as amended, dated October 22, 1996, by and between Landlord and Broker. Broker shall pay Co-Broker, if any, named in Subsection 2.01(1), a real estate brokerage commission only as set forth in the separate commission agreement(s) between Broker and the named Co-Broker. Landlord and Tenant each hereby represent and warrant to the other that they have not employed any other agents, brokers or other parties in connection with this Lease, and each agrees that it shall hold the other harmless from and against any and all claims of all other agents, brokers or other parties claiming by, through or under the respective indemnifying party.

         (n) Tenant understands and agrees that the Property Manager for the Building is the agent of Landlord and is acting at all times in the best interest of Landlord. Any and all information pertaining to this Lease that is received by the Property Manager shall be treated as though received directly by Landlord.

         (o) This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.


             (The remainder of this page intentionally left blank.)

           ARTICLE 12 - ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES


         12.01    ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES.

         TENANT AGREES THAT THIS LEASE AND THE EXHIBITS ATTACHED HERETO CONSTITUTE THE ENTIRE AGREEMENT OF THE PARTIES AND ALL PRIOR CORRESPONDENCE, MEMORANDA, AGREEMENTS AND UNDERSTANDINGS (WRITTEN AND ORAL) ARE MERGED INTO AND SUPERSEDED BY THIS LEASE AND THERE ARE AND WERE NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES MADE BY LANDLORD IN CONNECTION WITH THIS LEASE. TENANT FURTHER AGREES THAT THERE ARE NO, AND TENANT EXPRESSLY WAIVES ANY AND ALL WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE OR IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE.

         IN TESTIMONY WHEREOF, the parties hereto have executed this Lease as of the date aforesaid.



                                     LANDLORD:



                                     Phoenix Limited Partnership of Raleigh,
                                     a Delaware limited partnership (SEAL)





                                     By: Acquisition Group Inc., Its Managing
                                     General Partner (SEAL)



                                     By: /s/ Craig Shimomura            (SEAL)
                                        --------------------------------
                                        Craig Shimomura, Vice President


                                     TENANT:

                                     Summus Limited, a Delaware corporation


                                     By: /s/ Alan R. Kleinmaier
                                        -------------------------------------
                                        Alan R. Kleinmaier, Vice President



(Corporate Seal)

Attest:

By: [illegible signature]
   -------------------------------

               , Secretary
   ------------